Form 4 Joint Filer Information

Name: Crescendo World Fund, LLC

Address: c/o Crescendo Venture Management, LLC

  800 LaSalle Avenue, Suite 2250

  Minneapolis, MN  55402

Designated Filer: R. David Spreng

Issuer & Ticker Symbol: Callidus Software Inc. (CALD)

Date of Event Requiring Statement: November 1, 2004

Signature: /s/ R. David Spreng

  Its General Partner

Date: November 2, 2004